CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Financial Highlights” in each Prospectus dated June 1, 2010 for Invesco Van Kampen High Yield Fund and Invesco Van Kampen Corporate Bond Fund, that are incorporated by reference in the Proxy Statements/Prospectuses in the Registration Statement of AIM Investment Securities Funds (Invesco Investment Securities Funds) on Form N-14.
We also consent to the reference to our firm as predecessor fund’s auditor under the caption “Independent Registered Public Accounting Firm” and to the incorporation by reference of our reports dated October 26, 2009 for Van Kampen High Yield Fund and Van Kampen Corporate Bond Fund, in the Statement of Additional Information dated June 1, 2010 of AIM Investment Securities Funds (Invesco Investment Securities Funds), that is incorporated by reference in the Statement of Additional Information in the Registration Statement of AIM Investment Securities Funds (Invesco Investment Securities Funds) on Form N-14.

/s/ ERNST & YOUNG LLP

Chicago, Illinois
November 22, 2010